Exhibit 10.11

THIRD AMENDED AND RESTATED
MADISON AIR SOLUTIONS CORPORATION

EQUITY APPRECIATION PLAN

Article I

ESTABLISHMENT AND PURPOSE

The Plan was established by Madison Indoor Air Solutions LLC (“MIAS”) effective January 30, 2019 (the “Adoption Date”), and has been amended and restated in its entirety effective December 31, 2025 and April 15, 2026 (the “Second Amendment Date” and such amended and restated Plan, the “Prior Plan”).

Pursuant to this Third Amended and Restated Plan, on the date that a Form S-8 registration statement covering the EAR Units becomes effective (the “Effective Date”), the Prior Plan and all outstanding EAR Units held by Participants who are eligible to receive Shares registered under such Form S-8 registration statement are hereby assigned by MIAS to the Company, and assumed by the Company, the Prior Plan being further amended and restated in its entirety.

The purpose of the Plan is to promote the overall value of the Company and the return to the Shareholders.

Article II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 “Cause” means (a) with respect to a Participant employed pursuant to a written employment agreement which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (b) with respect to any other Participant, except as otherwise set forth in a Grant Agreement, the occurrence of any of the following: (i) such Participant’s commission of, or plea of guilty or nolo contendere to, any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction, (ii) such Participant’s actual or attempted commission of, or participation in, a fraud or theft against any Madison Air Company or any client of any Madison Air Company, (iii) such Participant’s engagement in misconduct that causes, or could reasonably be expected to cause, any harm to any Madison Air Company, (iv) gross negligence, willful misconduct, breach of fiduciary duty, theft or embezzlement with respect to any Madison Air Company, (v) such Participant’s repeated failure to substantially perform his or her duties and responsibilities to any Madison Air Company (other than failure resulting from such Participant’s Disability), or (vi) such Participant’s material violation of any contract or agreement between the Participant and any Madison Air Company or any written policy of any Madison Air Company or any provision of Madison Air Company’s code of business conduct and ethics (including any successor thereto) or any other code of conduct established by any Madison Air Company to which such Participant is subject.

2.2 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.3 “Committee” means the Company’s Compensation and Nominating Committee or such other person or persons appointed by resolution of the Board of Directors of the Company.

2.4 “Company” means Madison Air Solutions Corporation, a Delaware corporation and any successor or assign.

2.5 “EAR Unit” means a contingent economic interest, expressed in the form of a unit. For the sake of clarity, EAR Units do not represent equity interests in any Group Company.

2.6 “Equitable Adjustment” means an amendment, modification, alteration or adjustment to one or more EAR Units (a) in connection with any transaction or transactions involving a Madison Air Company, (b) with respect to a particular Participant, in connection with any extraordinary circumstances related to such Participant and/or any change in terms of employment or employment status of such Participant, in each case which the Committee determines is necessary or advisable in order to effectuate the purpose and intent of the Plan and the grant of such EAR Unit (or the Award which was converted into such EAR Unit) or (c) pursuant to Section 6.7.

2.7 “Grant Agreement” means a written grant agreement in such form as approved by the Committee from time to time pursuant to which a Participant received or receives an Award (if such Grant Agreement was effective prior to the Second Amendment Date) or EAR Units (if such Grant Agreement was or is effective on or after the Second Amendment Date).

2.8 “Grant Date” means, with respect to any EAR Unit, the date that such EAR Unit (or, if applicable, the Award which was converted into such EAR Unit) is granted or such other date which is determined by the Committee and is set forth in the Grant Agreement relating to such EAR Unit (or, if applicable, the Award which was converted into such EAR Unit).

2.9 “Group Companies” means the Company and all of its affiliates, collectively, from time to time, including the Madison Air Companies.

2.10 “IPO” means an initial registered offering of equity securities of the Company or any successor thereto to the public pursuant to an effective registration statement under the Securities Act, where such equity securities are listed on a nationally recognized exchange (including by means of a direct listing) or a bona fide business combination with a special purpose acquisition company with publicly traded equity securities.

2.11 “Madison Air Companies” means the Company and all of its Subsidiaries, collectively, from time to time.

2.12 “Omnibus Plan” means the Company’s 2026 Omnibus Incentive Plan, as amended, restated or otherwise modified from time to time.

2.13 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an EAR Unit (or an Award which has been converted into an EAR Unit) has been granted pursuant to a written Grant Agreement.

2.14 “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation or other entity or any government entity, body or authority.

2.15 “Plan” means this Third Amended and Restated Madison Air Solutions Corporation Equity Appreciation Plan, as herein set forth and as may be amended from time to time.

2.16 “Sale” means either (a) a sale or conveyance of assets or equity interests, a merger or consolidation, or any combination of the foregoing, involving one or more of the Madison Air Companies or any direct or indirect owner thereof, following which the direct or indirect owners of the Company immediately prior to such transaction no longer own a direct or indirect interest (other than a nominal interest, as determined by the Committee) in any of the operating assets which were, immediately prior to such transaction, owned by the Madison Air Companies or (b) any other transaction which the Committee determines constitutes a Sale. For the sake of clarity, an IPO shall not constitute a Sale.

2.17 “Shares” means shares of Class A Common Stock of the Company.

2.18 “Subsidiary” means any Person of which the Company owns at the relevant time, directly or indirectly, at least 50% of the equity securities.

2.19 “Termination of Employment” means with respect to any Participant, the occurrence of any act or event (whether pursuant to an employment agreement or otherwise) that actually or effectively causes or results in such Participant’s ceasing, for whatever reason, to be an employee of any Madison Air Company, including, without limitation, retirement, death, disability, dismissal, or other termination of employment (whether or not at the election of the Participant and whether or not such termination, if at the election of any Madison Air Company, is for Cause or without Cause). A Termination of Employment shall occur with respect to a Participant who is employed by a Subsidiary if the Subsidiary shall cease to be a Subsidiary and the Participant shall not immediately thereafter become an employee of any continuing Madison Air Company.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Article III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee may authorize any of its members or officers of the Company to execute and deliver documents on behalf of the Committee for purposes of the Plan. The Committee may delegate to one or more of its members or officers of the Company such duties and responsibilities with respect to the Plan as it determines, provided that such delegation is evidenced by a writing executed by the Committee.

Among other things, the Committee shall have the authority, at any time, without requiring the consent of any Participant or any other Person:

(a)
to select those key employees of the Madison Air Companies to whom EAR Units may be granted from time to time;
(b)
to determine whether and to what extent EAR Units are to be granted hereunder;
(c)
to determine the terms and conditions of any EAR Units granted hereunder;
(d)
to adjust, modify or amend any terms and conditions of any EAR Units to account for Equitable Adjustment; provided that no such adjustment, modification or amendment may be made if or to the extent that it would cause an outstanding EAR Unit to cease to be exempt from, or to fail to comply with, Section 409A of the Code;
(e)
to provide for any forms of Grant Agreement and any other agreements or documents to be utilized in connection with the Plan;
(f)
to make all determinations as to whether a Participant is eligible for and has met all the criteria for the settlement of EAR Units in Shares;
(g)
to determine the number of Shares to be distributed to Participants in connection with the settlement of EAR Units;
(h)
to determine whether and when an individual has incurred a Termination of Employment;
(i)
to determine whether EAR Units are to be adjusted or modified under the Plan or the terms of a Grant Agreement;
(j)
to adopt, alter, amend and rescind such policies, procedures, rules and regulations (which need not be in writing) as, in its opinion, may be advisable in the administration of the Plan;
(k)
to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;
(l)
to amend or terminate the Plan at any time; and
(m)
to make all other determinations related to the Plan.

The Committee shall have the authority to interpret the terms and provisions of the Plan and any EAR Units granted or issued under the Plan and any Grant Agreement and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to EAR Units granted at different times and with respect to EAR Units granted to different Participants (whether such EAR Units are granted at the same or at different times). Notwithstanding anything set forth in the Plan or in any Grant Agreement to the contrary, any determination made by the Committee pursuant to the provisions of the Plan or with respect to any EAR Units shall be made in the Committee’s sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all Persons, including the Company and the Participants. Any determination shall not be subject to de novo review if challenged in court.

Article IV

NUMBER OF EAR UNITS UNDER THE PLAN

The number of EAR Units (a) outstanding under the Plan at any time and (b) with respect to which Shares have been issued in settlement of vested EAR Units under the Plan shall not exceed, in the aggregate, the number of Shares available to be issued under the Omnibus Plan (the “Cap”). Shares delivered, withheld or surrendered to satisfy any tax obligations of any Participant with respect to the EAR Units shall be treated as having been issued and shall count against the Cap. If any EAR Units or Shares issued in settlement of any EAR Units are canceled, forfeited or terminated for any reason, such EAR Units (or the EAR Units with respect to which such Shares were issued) shall again be available under the Plan.

Article V

ELIGIBILITY

Any employee of one or more Madison Air Companies shall be eligible to participate in the Plan and receive EAR Units.

Article VI

GRANT OF EAR UNITS; VESTING; SETTLEMENT

6.1 General. Subject to the limitations set forth in Article IV, the Committee shall have authority to grant EAR Units under the Plan at any time or from time to time.

6.2 Grant. Any EAR Units granted under the Plan shall be evidenced by a Grant Agreement executed by the Company (at the direction of the Committee) and the Participant. Such Agreement shall embody the terms and conditions related to such grant. A person shall only be a Participant and shall only receive a grant of EAR Units if (and only to the extent that) a Grant Agreement has been entered into between such person and the Company (at the direction of the Committee). Notwithstanding any agreement to which any Madison Air Company is a party to the contrary or any promise made by an officer or director of any Madison Air Company to the contrary, all grants of EAR Units are and shall be at all times subject to the express terms and conditions set forth in the Plan.

6.3 Vesting; Related Approved Distribution Value. An EAR Unit will vest on the earlier of (a) that date which is 5 years from the Grant Date of such EAR Unit or such other date or dates as set forth in the Grant Agreement, subject to the applicable Participant’s continued employment through such date (a “Time Vesting Date”) and (b) the date of the consummation of a Sale, subject to the applicable Participant’s continued employment through such date (a “Sale Vesting Date”

and, together with a Time Vesting Date, a “Vesting Date”)). If a Participant experiences a Termination of Employment for any reason, any EAR Units held by the Participant for which a Vesting Date has not yet occurred will be automatically forfeited without consideration.

6.4 Settlement of Vested EAR Units.

(a) Vested EAR Units will be settled in full within 60 days of the applicable Vesting Date (such period, the “Settlement Period”) by the issuance of that number of Shares equal to the number of such vested EAR Units, subject to the provisions of Section 8.5. Such Shares will be issued pursuant to the Omnibus Plan.

(b) As a condition to the issuance of any Shares pursuant to the Plan, Participant (or, in the event that Participant dies following the applicable Vesting Date but prior to the issuance of Shares, such Participant’s representative) shall be required to (i) execute and deliver to the Company a document acknowledging and agreeing that the applicable EAR Units are no longer outstanding and releasing all claims against the Group Companies, whether in connection with such EAR Units or otherwise, and (ii) execute and deliver to the Company such other documents that the Committee requests (the “Conditions”).

(c) If any Participant (or representative, as applicable) fails for any reason to satisfy the Conditions within the Settlement Period, (i) the Company may, at its sole option, in addition to all other remedies it may have, terminate all of the applicable Person’s rights in and to the applicable EAR Units, in which event, the applicable Person shall forfeit all such rights and shall have no further right, title or interest in or to any EAR Units or any Shares issuable in consideration therefor, and (ii) such Person shall indemnify or reimburse the Company for any and all liabilities, losses, damages, costs and expenses (including reasonable fees and expenses of attorneys) which any Madison Air Company may suffer, sustain or incur directly or indirectly arising out of, relating to or otherwise by virtue of enforcing its rights hereunder or bringing any claims with respect thereto.

6.5 Nontransferability of EAR Units. No EAR Unit shall be transferable by or on behalf of any Participant. No Participant shall be permitted to sell, assign, transfer, pledge or otherwise encumber his or her EAR Units, or any portion thereof, or any interest therein.

6.6 Bad Conduct. If any Participant (a) breaches any of such Participant’s obligations under Article VII of the Plan or any other restrictive covenants to which such Participant is bound with respect to the Madison Air Companies or (b) experiences a Termination of Employment for Cause, in each case as determined by the Committee, the Committee shall have the authority to reduce, terminate, recapture or cause the forfeiture of any EAR Units and/or any Shares issued upon settlement of any EAR Units. In such instance, the applicable Participant (or such Participant’s successor or transferee, as applicable) shall execute and deliver to the Company all documents requested by the Committee in connection therewith within ten days. If any Person fails for any reason to comply with the immediately preceding sentence, (i) the Committee may, at its sole option, in addition to all other remedies it may have, terminate or transfer all of the applicable Person’s rights in and to the applicable EAR Units and/or Shares and the applicable Person shall have no further right, title or interest in or to any EAR Units or Shares issued in settlement thereof, and (ii) such Person shall indemnify or reimburse the Company for any and all liabilities, losses, damages, costs and expenses (including reasonable fees and expenses of attorneys) which any Madison Air Company may suffer, sustain or incur directly or indirectly arising out of, relating to or otherwise by virtue of enforcing its rights hereunder or bringing any claims with respect thereto.

6.7 Adjustments. If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, then (A) the aggregate number or kind of securities that thereafter may be issued under this Plan and (B) the number of EAR Units, or the number of Shares covered by outstanding EAR Units may be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under this Plan; provided, that the Committee in its sole discretion shall determine whether an adjustment is appropriate.

Article VII

RESTRICTIVE COVENANTS

7.1 General. The grant of EAR Units represents a substantial economic benefit to the respective Participant. Each Participant, through his or her role with the Group Companies, has access to and is involved in the formulation of certain confidential and secret information of the Group Companies regarding their operations. Each Participant could materially harm the business of the Group Companies by competing with the Group Companies or soliciting employees or customers of the Group Companies. To protect the Group Companies, as a condition to the receipt of a EAR Units, each Participant must agree in writing to be bound by the terms of this Article VII.

7.2 Confidential Information.

(a) Subject to Section 7.2(b) below, at no time during or after a Participant’s employment with any of the Group Companies will such Participant (a) use Confidential Information (as defined below) for any purpose other than in connection with such employment for the benefit of the Group Companies as directed by such Group Company or (b) disclose Confidential Information to any Person other than the Group Companies or Persons to whom disclosure has been authorized in writing by any of the Group Companies, except that such Participant may disclose such Confidential Information to the minimum extent necessary to comply with governmental or judicial process, so long as such Participant notifies in writing the applicable Group Company of such pending disclosure in advance and consults with the applicable Group Company concerning the advisability of seeking a protective order or other means of preserving the confidentiality of the Confidential Information). Each Participant also agrees not to disclose any confidential or proprietary information that any of the Group Companies obtain from a third party which such Group Company treats as confidential or proprietary or designates as confidential, whether or not such information is owned or developed by such Group Company. Upon Termination of Employment, or at any other time such Group Company requests, each Participant will deliver promptly to the respective Group Company all memoranda, notes, records, reports and other documents, and all copies thereof, in any form relating to the business of any of the Group Companies or members of their affiliated groups that such Participant obtained while employed by, or otherwise serving or acting on behalf of, such Group Company and that such Participant may then possess or otherwise control. As used herein, “Confidential Information” means all information of a technical or business nature relating to the Group Companies, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information related to acquisition plans or targets, information related to joint venture or other strategic affiliation plans or targets, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software at any stage of development, source codes, object codes, research and development procedures, and employee files and information. Confidential Information shall not include any information that has become public knowledge through no fault of such Participant or any Person acting in concert with such Participant.

(b) Notwithstanding anything to the contrary herein, the Plan will not limit any Participant’s rights under applicable law to initiate communications directly with, provide information to, respond to any inquiries from, or report possible violations of law or regulation to any governmental entity or self-regulatory authority, or to file a charge with or participate in an investigation conducted by any governmental entity or self-regulatory authority. In addition, it is understood that the Plan shall not require a Participant to notify any Group Company of the Participant’s decision to file a charge or complaint with or participate in an investigation conducted by any governmental entity or self-regulatory authority. Despite the foregoing, Participants are not permitted to reveal to any third party, including any governmental entity or self-regulatory authority, information the Participant came to learn during his or her service to the Group Companies that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege or attorney work product doctrine, and the Group Companies do not waive any applicable privileges or the right to continue to protect their privileged attorney-client information, attorney work product, and other privileged information.

7.3 Intellectual Property. Any Confidential Information, as well as any idea, invention, copyrightable or patentable work, improvement, technique, development, product, service, computer technology, software, and the like, whether tangible or intangible, directly or indirectly resulting or arising from, or created through, the Group Companies’ business, in which a property interest exists or may exist if asserted under an applicable law (hereafter “Intellectual Property”), regardless of form, shall be the sole and exclusive property of the respective Group Company. All copyrightable Intellectual Property shall be deemed “works for hire” under the United States Copyright Act and any similar law of any other jurisdiction. To the extent that a Participant retains any interests in such Intellectual Property, such Participant, without requiring the provision of additional consideration, (i) hereby irrevocably transfers and assigns to any of the Group Companies his or her entire interest in such Intellectual Property, including all patents, trade secrets, copyrights, and renewals of copyrights; (ii) shall execute whatever assignments and other documents that such Group Companies may reasonably request of such Participant to vest full title of such Intellectual Property in the respective Group Company; and (iii) shall comply with all reasonable requests by the Group Companies to assist the Group Companies in enforcing and defending their rights in such Intellectual Property against any Person.

7.4 Non-Competition. Each Participant agrees that, during his or her employment with any Group Company and for one (1) year after any Termination of Employment (the “Restricted Period”), such Participant will not, directly or indirectly, on behalf of himself or herself or any other Person:

(a) own, operate, be employed by, consult with, participate in, be connected in any capacity with, or otherwise derive any economic benefit from, any Person that engages in any activity which is competitive with the business of any of the Group Companies;

(b) solicit, induce, recruit, or encourage any Customer (as defined below), Potential Customer (as defined below), sales representative or distributor of any of the Group Companies to purchase or acquire any products or services which is competitive with those provided or performed by any of the Group Companies;

(c) solicit, induce or encourage any Customer, Potential Customer, Supplier (as defined below), Potential Supplier (as defined below), sales representative or distributor of any of the Group Companies to terminate its business relationship with any Group Company; or

(d) engage or assist in any activities that result in or are intended to result in diversion of clients, Customers, Suppliers, sales representatives, distributors, income, goodwill, or any other thing of value from any of the Group Companies to the Participant or to any other Person.

For purposes of these provisions, “Customer” means any Person which purchased or received goods or services from any of the Group Companies during the 36 months immediately preceding the measurement date. “Potential Customer” means any Person which contacted, was been contacted by, or was otherwise identified by any of the Group Companies as a possible Customer during the 36 months immediately preceding the measurement date. “Supplier” means any Person which provided goods or services to any of the Group Companies during the 36 months immediately preceding the measurement date. “Potential Supplier” means any Person which contacted, was contacted by, or was otherwise identified by any of the Group Companies as a possible Supplier during the 36 months immediately preceding the measurement date.

7.5 Non-Solicitation. Each Participant agrees that during the Restricted Period, such Participant shall not directly or indirectly, alone or in concert with others, recruit, solicit or induce, or attempt to recruit, solicit or induce, a person who is or was an employee of any Group Company at any time during the Restricted Period to terminate such person’s employment with, or otherwise cease or alter such person’s relationship with, any of the Group Companies.

7.6 Enforcement. Each Participant agrees that the restrictions contained in this Article VII are necessary for the protection of the business and goodwill of the Group Companies and are considered by such Participant to be reasonable for that purpose, and that the scope of restricted activities, the geographic scope of such restrictions, and the duration of the restrictions set forth in this Article VII are considered by such Participant to be reasonable. Each Participant agrees that the restrictions contained in this Article VII will not interfere with such Participant’s ability to earn a living. Each Participant further agrees that any breach of any provision of this Article VII will cause the Group Companies substantial and irrevocable harm for which money damages will be inadequate, and therefore, in the event of any such breach or threatened breach, the Group

Companies shall be entitled to specific performance and injunctive relief, in addition to such other remedies as may be available. Each Participant further agrees that to the extent any provision or portion of this Article VII shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law. Each Participant agrees that the Company shall have no obligation to deliver Shares to such Participant with respect to any vested EAR Units at any time while, or after, such Participant is in breach of any provision of Article VII.

Article VIII

AMENDMENTS AND CHANGES TO PLAN, AGREEMENTS, AND EAR UNITS; MISCELLANEOUS

8.1 Amendments and Termination of Plan. Notwithstanding anything set forth in the Plan to the contrary and unless otherwise provided in a Grant Agreement, the Committee may, at any time amend, modify or alter the Plan in any manner it chooses, including but not limited to, Equitable Adjustments, provided that no such amendment, modification or alteration may be made if or to the extent that it would cause an outstanding EAR Unit to cease to be exempt from, or to fail to comply with, Section 409A of the Code, and provided that, other than Equitable Adjustments, any such amendment, modification or alteration may not materially adversely impair the rights of a Participant with respect to any outstanding EAR Units without the Participant’s consent.

8.2 Amendments and Termination of Agreements and EAR Units. Notwithstanding anything set forth in the Plan to the contrary and unless otherwise provided in a Grant Agreement, the Committee may at any time and without the consent of the applicable Participant, amend, modify or otherwise alter the terms of any Grant Agreement or EAR Unit; provided that no such amendment, modification or alteration may be made if or to the extent that it would cause an outstanding Agreement or EAR Unit to cease to be exempt from, or to fail to comply with, Section 409A of the Code, and provided that other than Equitable Adjustments, any such amendment, modification or alteration may not materially adversely impair the rights of a Participant with respect to any outstanding EAR Units without such Participant’s consent. Furthermore, the modification or termination of one Participant’s Grant Agreement or underlying EAR Units shall not obligate the Committee to amend, modify or terminate any other Person’s or Participant’s Grant Agreement or underlying EAR Units and shall have no effect on any other Person’s or Participant’s Grant Agreement or underlying EAR Units.

8.3 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive and deferred compensation.

8.4 No Additional Obligation. Nothing contained in the Plan shall prevent any Madison Air Company from adopting other or additional compensation arrangements for its employees.

8.5 Taxes. Participants will be solely responsible for all applicable taxes (including, without limitation, income, excise and the employee and employer portions of any payroll taxes)

and penalties, and any interest that accrues thereon, incurred in connection with the receipt, vesting or settlement of any EAR Unit and the receipt, ownership and disposition of any Shares. As a condition to the delivery of any Shares, or any cash or other securities or property pursuant to the settlement of any EAR Unit, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or any other taxable event relating to an EAR Unit:

(a) the Company may deduct or withhold (or cause to be deducted or withheld) the applicable amount from any payment or distribution to a Participant whether or not pursuant to the Plan (including in the form of Shares otherwise deliverable),

(b) the Committee may require that the Participant remit the applicable amount in cash to the Company (through payroll deduction or otherwise), or

(c) the Company may enter into any other arrangements it determines to be suitable to withhold, in each case in the Company’s discretion, the amounts of such taxes to be withheld based on the individual tax rates applicable to the Participant.

8.6 Controlling Law; Exclusive Jurisdiction; Waiver of Jury Trial. The Plan and all EAR Units and Shares issued in settlement thereof, and all actions taken under the Plan, shall be governed by and construed in accordance with the laws of the State of Delaware, except for its law respecting choice of law. The Plan shall be construed to comply with all applicable laws and to avoid liability to all Group Companies and all Participants, where possible. Any litigation arising out of or related to the Plan, any EAR Units, any Shares issued in settlement thereof, or any actions taken under the Plan, shall be filed only in the state or federal courts in the State of Delaware. All Participants consent and submit to the exclusive jurisdiction and venue of such courts, waive any objection based on the convenience of such venues, and agree to not seek to change venue. NO PARTICIPANT SHALL HAVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF RELATED TO THE PLAN OR ANY EAR UNIT (OR ANY AWARD WHICH WAS CONVERTED INTO AN EAR UNIT) GRANTED OR ANY ACTIONS TAKEN UNDER THE PLAN OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENTS, OR ACTIONS IN CONNECTION HEREWITH OR THEREWITH, REGARDLESS OF WHO INITIATED SUCH LEGAL PROCEEDING. ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY. NO SUCH ACTION OR LEGAL PROCEEDING SHALL BE CONSOLIDATED WITH ANY LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

8.7 Offset. Any amounts owed of any nature to any Group Company by any Participant may be offset by the Company from the value of any cash, securities or other property payable under the Plan or relevant Agreement to the extent permitted by Section 409A of the Code and applicable law. No cash, securities or other property payable under the Plan or relevant Agreement shall be transferred unless and until all disputes between any Group Company and such Participant have been fully and finally resolved, and the Participant has waived all such claims against all Group Companies.

8.8 No Effect on Benefits. Payments under the Plan shall constitute special discretionary incentive payments to the Participants and shall not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, incentive, life insurance, overtime, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.

8.9 Mitigation of Excise Tax. In the event that any payments or benefits provided for in the Plan or otherwise payable to a Participant, whether in cash or Shares (collectively, the “Payments”) (a) constitute “parachute payments” within the meaning of Section 280G of the Code, and (b) but for this Section 8.9, would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments will be either (i) delivered in full or (ii) delivered as to such lesser extent that would result in no portion of the Payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999 of the Code (and any equivalent state or local excise taxes), results in the receipt by the Participant on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

8.10 No Rights with Respect to Continuance of Employment. Nothing contained herein or in any Grant Agreement shall be deemed to alter the relationship between any Madison Air Company and a Participant, or the contractual relationship between Madison Air Company and a Participant, if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between any Madison Air Company and a Participant. The respective Madison Air Companies and each Participant continue to have the right to terminate the employment or service relationship at any time for any reason, except as may be provided in a separate, written contract. No Madison Air Company shall have any obligation to retain the Participant in its employ or service as a result of the Plan or any Grant Agreement. There shall be no inference as to the length of employment or service hereby, and each Madison Air Company reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant.

8.11 Headings. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

8.12 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

8.13 409A. The Company intends that payments under the Plan shall be exempt from Section 409A of the Code as short-term deferrals and shall not constitute “deferred compensation” within the meaning of Section 409A of the Code. The Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A of the Code. No Group Company shall have any liability to any Participant or otherwise if the Plan or amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.

8.14 Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors. Each Group Company other than the Company is an express third party beneficiary of the obligations of all Participants under the Plan or any Grant Agreement, entitled to enforce such obligations directly.

8.15 Entire Agreement. The Plan, the Agreements and any documents to be executed upon the issuance of Shares in connection with EAR Units constitute the entire agreement between the Group Companies and the Participants with respect to any equity, phantom equity or other equity appreciation rights granted or to be granted to any Participant by any Group Company in consideration for services performed or to be performed by such Participant (“Equity Rights”) and supersede all prior oral or written agreements, understandings or promises involving or made by any Group Company or any of their respective officers, directors, managers, partners or employees to any Participant with regard to Equity Rights, including the Prior Plan. In the event of any inconsistency between the Plan and a Grant Agreement or any other written document related to an Award under the Plan, the terms and conditions of the Plan shall control. No grant of Equity Rights or purported grant of Equity Rights shall be enforceable against any Group Company unless such grant or purported grant is approved by the Committee and evidenced by a Grant Agreement.

8.16 No Rights as an Equityholder. Prior to delivery of Shares, nothing in the Plan shall be construed to give a Participant any rights or incur any obligations as an equity holder of any Group Company, or otherwise with respect to any Shares or other equity interests of any Group Company, including, without limitation, in the event any distributions are made by the Company with respect to Shares or made by any other Group Company with respect to its equity interests, any rights to any cash or other payments from the Company or such Group Company at any time, including in connection with or after the issuance of Shares.

8.17 No Liability. None of the Committee, any Group Company, any affiliate of any Group Company or their respective members, officers, directors, managers, shareholders, employees, advisory board members, agents or attorneys shall have any liability or obligation whatsoever, in damages or otherwise, to any Participant or any other Person (i) for any act or omission in connection with any EAR Unit, any Shares issued in settlement thereof or any Grant Agreement or (ii) as a result of any amendment, modification, alteration or termination of the Plan or a Grant Agreement, or (iii) to compensate any Participant or any other party with respect to or as a result of any amendment, modification, alteration or termination of the Plan or a Grant Agreement.

8.18 Indemnification. The officers, directors, members, managers, shareholders, agents, affiliates, employees, and advisory board members of the Madison Air Companies and the officers, directors, members, managers, shareholders, agents, employees, and advisory board members of the affiliates of the Madison Air Companies, as well as the Committee and each of its members, shall be indemnified and held harmless by the Madison Air Companies against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. Nothing set forth in this Section 8.18 shall grant to any rights to any Participant or any successor to or transferee of any Participant, in each case in their capacity as such.

8.19 Outstanding Awards. The Plan, as hereby amended and restated, shall govern all rights and obligations of all Awards outstanding on the date hereof, and of the Participants holding such Awards with respect thereto, notwithstanding any change in such rights and obligations from those in effect prior to the amendment and restatement of the Plan.

IN WITNESS WHEREOF, as of the Effective Date, the Company hereby amends and restates the Plan in its entirety as set forth herein, and approves and adopts this Third Amended and Restated Equity Appreciation Plan of the Company.

MADISON AIR SOLUTIONS CORPORATION

By:	/s/ JJ Foley
Name:	JJ Foley
Title:	Chief Financial Officer